Exhibit 99.2

NRP104 Meets Primary and Secondary Endpoints

in Phase 3 Study

RADFORD, Va., May 23, 2005 -- Presenting today at the UBS Global Pharmaceuticals Conference, management for New River Pharmaceuticals Inc. (Nasdaq: NRPH) provided results from the Phase 3 trial on its lead investigational new drug candidate under development, NRP104.

The study compared the efficacy, duration of action and incidence of adverse events of three doses of NRP104 to placebo in the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in 285 patients aged 6 to 12 years old.

The primary efficacy endpoint in this study was the ADHD Rating Scale (ADHD-RS). The secondary endpoint was the Conners’ Parent Rating Scale (CPRS), assessed in the morning, afternoon and evening. The study results indicated that each of the NRP104 doses demonstrated robust efficacy when compared to placebo on both primary and secondary endpoints (p values <0.0001).

No unexpected adverse events in incidence or severity were observed in this study.

“We continue to be pleased with NRP104's performance in clinical trials," said Suma Krishnan, New River's Vice President of Product Development. "Our other Phase 3 trial, a long-term safety study, is ongoing. We remain confident that we will be able to file a new drug application for NRP104 as a treatment for pediatric ADHD by the end of 2005."

In January 2005, New River reached an agreement to collaborate with Shire Pharmaceuticals Group plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) on the worldwide development and commercialization of NRP104.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely-prescribed drugs, including amphetamines and opioids.

For further information on New River, please visit the Company's Web site at http://www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on April 1, 2005; the ability to successfully execute the collaboration with Shire within a reasonable timeframe or at all; the progress of our product development programs; the status of our preclinical and clinical development of potential drugs; the likely success of our drug products in clinical trials and the regulatory approval process, particularly whether and under what circumstances NRP104 will be approved by the FDA; NRP104’s efficacy, onset and duration of drug action, ability to improve patients’ symptoms, and incidence of adverse events; the ability to develop, manufacture, launch and market NRP104; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likely scheduling and labeling of NRP104; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; our ability to develop safer and improved versions of widely-prescribed drugs using our Carrierwave ™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on April 1, 2005, as well as other public filings with the SEC.

Adderall XR® is a registered trademark of Shire Pharmaceuticals Group plc.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com